UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 5, 2015

PEABODY ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-16463	13-4004153
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

701 Market Street, St. Louis, Missouri	63101-1826
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (314) 342-3400

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On February 5, 2015, Peabody Energy Corporation (the “Company”) amended its Amended and Restated Credit Agreement, dated September 24, 2013 (the “Credit Agreement”), with Citibank, N.A., as administrative agent, swing line lender and L/C issuer, Citigroup Global Markets, Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, BNP Paribas Securities Corp., Crédit Agricole Corporate and Investment Bank, HSBC Securities (USA) Inc., Morgan Stanley Senior Funding, Inc., PNC Capital Markets LLC and RBS Securities Inc., as joint lead arrangers and joint book managers, and the other agents and lending institutions identified in the Credit Agreement, pursuant to the Omnibus Amendment Agreement to the Credit Agreement (the “First Amendment”).

The First Amendment amends the terms of the Credit Agreement by, among other things:

•	Amending the financial maintenance covenants in the Credit Agreement to provide the Company with greater financial flexibility by (a) lowering the interest coverage ratio from prior levels to a minimum level of 1.00 to 1.00 for the term of the Credit Agreement and (b) increasing the net secured first lien leverage ratio from prior levels to a maximum level of 4.50 to 1.00 for the term of the Credit Agreement.

•	Pledging additional collateral as security under the Credit Agreement. The additional collateral includes substantially all of the Company’s U.S. assets and 65% of the equity interests of its first-tier foreign subsidiaries, subject to certain exceptions. The Credit Agreement limits the amount of debt secured by the Company’s Principal Properties or shares of capital stock, in accordance with the lien basket in the Company’s senior notes indentures.

•	Amending certain negative covenants in the Credit Agreement by (a) allowing for second lien debt issuance, so long as the Company remains in compliance with the Credit Agreement, (b) reducing an annual restricted payments basket to a maximum of $27,500,000 and a general restricted payments basket to a maximum of $100,000,000, (c) reducing a basket for permitted investments to a maximum amount equal to 11% of tangible assets, (d) reducing a general liens basket permitting incremental secured debt to a maximum amount equal to 1.5% of tangible assets and (e) reducing the incremental facility debt basket to the greater of (i) $250,000,000 and (ii) 25% of consolidated EBITDA.

•	Providing for certain additional mandatory prepayments including with the net cash proceeds of certain asset sales, subject to customary reinvestment rights.

•	Providing for certain other ancillary amendments thereto.

The foregoing description of the First Amendment is a summary and is qualified in its entirety by reference to the First Amendment, a copy of which is attached hereto as Exhibit 10.1 and which is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1	Omnibus Amendment Agreement, dated as of February 5, 2015, to the Amended and Restated Credit Agreement, dated September 24, 2013, by and among Peabody Energy Corporation, Citibank, N.A., as administrative agent, swing line lender and L/C issuer, Citigroup Global Markets, Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, BNP Paribas Securities Corp., Crédit Agricole Corporate and Investment Bank, HSBC Securities (USA) Inc., Morgan Stanley Senior Funding, Inc., PNC Capital Markets LLC and RBS Securities Inc., as joint lead arrangers and joint book managers, and the other agents and lending institutions identified in the Credit Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEABODY ENERGY CORPORATION

February 6, 2015	By:	/s/ Kenneth L. Wagner
		Name:	Kenneth L. Wagner
		Title:	Vice President, General Counsel - Corporate and Assistant Secretary

Exhibit Index

10.1	Omnibus Amendment Agreement, dated as of February 5, 2015, to the Amended and Restated Credit Agreement, dated September 24, 2013, by and among Peabody Energy Corporation, Citibank, N.A., as administrative agent, swing line lender and L/C issuer, Citigroup Global Markets, Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, BNP Paribas Securities Corp., Crédit Agricole Corporate and Investment Bank, HSBC Securities (USA) Inc., Morgan Stanley Senior Funding, Inc., PNC Capital Markets LLC and RBS Securities Inc., as joint lead arrangers and joint book managers, and the other agents and lending institutions identified in the Credit Agreement.